Exhibit 2.10




                      SHARE TRANSFER AND REGISTRATION RIGHTS AGREEMENT

         This Share Transfer and Registration Rights Agreement dated as of September 25, 1997, by and between Agri-Nutrition Group Limited, a Delaware corporation ("Agri-Nutrition") and the Stockholders of Mardel Laboratories, Inc., a Delaware corporation ("Mardel") listed on the signature page hereof (together with their permitted assigns, the "Stockholders").

                                      RECITALS

         A. Agri-Nutrition, Mardel Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Agri-Nutrition ("Acquisition"), and Mardel have entered into an Agreement and Plan of Merger dated September 25, 1997 (the "Merger Agreement") pursuant to which Mardel will merge with and into Acquisition and the shares of Mardel Common Stock held by the Stockholders will be canceled and extinguished and converted into the right to receive cash and shares of Agri-Nutrition Common Stock, $.01 par value per share, pursuant to the terms of Section 1(e) of the Merger Agreement (the "Merger Shares"); and

         B. Under the Merger Agreement, it is a condition precedent to the obligation of each of the parties to the Merger Agreement to consummate the Merger that Agri-Nutrition and the Stockholders execute and deliver this Agreement, and the Stockholders and Agri-Nutrition are willing to do so in order to induce the other parties to perform their obligations under the Merger Agreement.

         NOW, THEREFORE, in order to induce Agri-Nutrition and the Stockholders to consummate the transactions contemplated by the Merger Agreement and in consideration of the premises and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                AGREEMENT

Section 1.  RESTRICTIONS ON TRANSFER OF MERGER SHARES

         Each Stockholder hereby agrees not to sell, assign, pledge, grant a security interest in, or otherwise transfer, dispose of, or encumber all or any part of his or her right, title, or interest in the Merger Shares until the date following the second anniversary of the date of the Closing without the prior written consent of Agri-Nutrition; provided, however, that the Merger Shares may be transferred hereunder (i) pursuant to will or the laws of intestacy, (ii) pursuant to a transaction not involving the payment of consideration undertaken for purposes of estate planning, (iii) by bona fide gift, or (iv) by operation of law. Any transaction contrary to the terms of this Section 1 shall be void. All certificates representing Merger Shares shall have inscribed thereon the following legends:

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



         The shares represented by this certificate are subject to restrictions on transfer pursuant to the Share Transfer and Registration Rights Agreement dated September 25, 1997, a copy of which is available for inspection at the principal office of the issuer, and no transfer of the shares represented by this certificate shall be valid or effective unless such transfer is effected in accordance with the terms of such Agreements.

         The shares represented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended, and are transferable only upon such registration or delivery of an opinion of counsel, reasonably satisfactory to the issuer, that such transfer may be lawfully effected in the absence of such registration.

The restrictions on transfer set forth in this Section 1 shall be binding upon the parties hereto and upon any permitted purchasers, assignees, beneficiaries, heirs, fiduciaries, donees, pledgees, or other transferees, as if such parties were a party to this Agreement.

Section 2.  DEMAND REGISTRATION RIGHTS

         (a) Request for Registration. Following the second anniversary of the Closing, as such term is defined in the Merger Agreement, and prior to the tenth anniversary of the Closing, upon which date the registration rights set forth in this Section 2(a) shall expire, a Stockholder or Stockholders holding in the aggregate at least 50% of the Merger Shares outstanding at the time a request is made pursuant to this Section 2(a) shall have the right on two occasions to request Agri-Nutrition, in writing, to effect the registration of Merger Shares having an aggregate offering price of at least $100,000 (based on the closing price of the Common Stock of Agri-Nutrition listed on the NASDAQ National Market or such other exchange or market on which the Agri-Nutrition's Shares may be listed on the day prior to the date of the request to register such Merger Shares) on Form S-3 (or, if Form S-3 is not available, on such other form as may be appropriate under the federal securities laws) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such written request shall specify the number of Merger Shares to be registered and the intended method of disposition of such Merger Shares.

         (b) Notice to Stockholders. Upon receipt of the written request referred to in Section 2(a), Agri-Nutrition shall (i) promptly give written notice of the requested registration to all other Stockholders (including information regarding the intended method of disposition of the Merger Shares), who may then elect to participate in such registration, and (ii) as soon as practicable, use its best efforts to effect the registration on Form S-3 (or such other appropriate form) of the Merger Shares for which the Stockholders have requested registration.

         (c) Limitations on Rights. If at the time of any request to register Merger Shares pursuant to this Section 2, Agri-Nutrition is engaged or has plans to engage within 60

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days of the time of the request in a registered  public offering as to which the
Stockholders may include Merger Shares pursuant to Section 3 or is engaged in any other activity which, in the good faith determination of Agri-Nutrition's Board of Directors, would be adversely affected by the requested registration, then Agri-Nutrition may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other activity, as the case may be. In such event, the Stockholders shall be deemed to have withdrawn their request for registration and such request shall not be counted as a demand registration to which such Stockholders are entitled pursuant to Section 2(a). Agri-Nutrition may exercise its option to delay registration of the shares only one time in any fiscal year.

         Notwithstanding any other provisions of this Section 2, Agri-Nutrition shall not be obligated to register Merger Shares if all of the Merger Shares for which the Stockholders have requested registration are eligible for sale pursuant to Rule 144 under the Securities Act without regard to the volume limitations set forth in Rule 144 and Agri-Nutrition causes its agents promptly to transfer shares eligible for sale under Rule 144.

         (d) Underwriting. In the event the Stockholders requesting registration intend to distribute the Merger Shares by means of an underwriting, the right of any Stockholders to be included in such registration shall be conditioned upon such Stockholders' agreement to pay their pro rata share of the underwriting discounts and commissions.

         Agri-Nutrition and the Stockholders holding the Merger Shares to be registered shall enter into an underwriting agreement with an underwriter selected by the Stockholders and approved by the Board of Directors of Agri-Nutrition requesting the registration under Section 2(a). Such agreement shall contain representations, warranties, and covenants and other terms as are customarily contained in agreements of that type and shall be reasonably satisfactory in form and substance to Agri-Nutrition and the Stockholders holding the Merger Shares being registered.

         Notwithstanding any other provisions of this Section 2, if the managing underwriter advises Agri-Nutrition in writing that marketing factors require a reduction in the number of Merger Shares to be underwritten, then Agri-Nutrition shall so advise the Stockholders holding the Merger Shares to be registered, and the number of Merger Shares that are included in the registration statement shall be reduced in accordance with such requirements pro rata among Stockholders in accordance with the number of Merger Shares being registered.

Section 3.  PIGGYBACK REGISTRATION RIGHTS

         (a) Request for Registration. After the second anniversary of the Closing, and prior to the tenth anniversary of the Closing, if Agri-Nutrition proposes to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 (or any equivalent general registration form then in effect), Agri-Nutrition shall: (i) promptly give written notice of such registration to each Stockholder, and (ii) include in such registration the Merger

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Shares specified in any written requests received from such Stockholders  within
30 days following delivery of such notice.

         (b) Limitation on Rights.  Notwithstanding any other provisions of this
Section 3, if Agri-Nutrition's managing underwriter advises Agri-Nutrition in writing that the number of Merger Shares requested to be included in the registration statement exceeds the number of such Merger Shares that can be sold in an orderly manner in the offering or that the inclusion of such Merger Shares would adversely affect the offering, then Agri-Nutrition shall be required to include only that number of Merger Shares that would not exceed such number or have such adverse effect. In the event that it is necessary to reduce the number of Merger Shares to be included in the registration statement, such reduction shall be made pro rata among Stockholders in accordance with the number of Merger Shares being registered.

         Notwithstanding any other provisions of this Section 3, Agri-Nutrition shall have the right at any time after it has given notice of the filing of a registration pursuant to this Section 3 to elect not to proceed with such registration.

         Notwithstanding any other provisions of this Section 3, Agri-Nutrition shall not be obligated to register Merger Shares if such Merger Shares are eligible for sale pursuant to Rule 144 under the Securities Act without regard to the volume limitations set forth in Rule 144.

Section 4.  INFORMATION PROVIDED BY STOCKHOLDERS

         Any Stockholder whose Merger Shares are included in any registration statement hereunder shall furnish to Agri-Nutrition such information regarding such Stockholder and the intended method of distribution of the Merger Shares as Agri-Nutrition may request in writing.

Section 5.  EXPENSES OF REGISTRATION

         All fees and expenses in connection with any registration hereunder, including registration fees, printing expenses, blue sky fees and expenses, and Agri-Nutrition's legal and accounting fees and expenses, shall be paid by Agri-Nutrition, except as hereinafter provided. All selling expenses, including underwriting discounts, selling commissions, and stock transfer taxes in connection with any registration, and all fees and expenses (but not including the expenses described in the first sentence of this Section 5) of counsel and other advisors to the Stockholders, shall be borne by the Stockholders pro rata in accordance with the number of Merger Shares being registered.



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



Section 6.  REGISTRATION PROCEDURES

         Whenever Agri-Nutrition shall be required to register any Merger Shares hereunder, Agri-Nutrition shall, as expeditiously as possible:

         (a) Filings. Prepare and file with the Commission, and use its best efforts to cause to be declared and remain continuously effective for a period of time not exceeding 120 days, the registration statement and any amendments and supplements thereto and the prospectus used in connection therewith as may be necessary to keep the registration statement current and to comply with the provisions of the Securities Act with respect to the disposition of Merger Shares covered by the registration statement; provided that in the event the registration statement is filed on Form S-3, Agri-Nutrition shall use its best efforts to cause such registration statement to remain continuously effective for a period of time not exceeding two years.

         Notwithstanding the other provisions of this Section 6(a), while any such registration statement remains in effect, Agri-Nutrition may at any time deliver to the Stockholders written notice to the effect that sales may not be effected under the registration statement for a period of time (the "Blackout Period") because of the existence of material facts not disclosed or incorporated by reference in such registration statement and in the prospectus included therein. Upon receipt of such of any such notice, each of the Stockholders shall refrain from selling any shares of Agri-Nutrition Common Stock under such registration statement until they have received notice from Agri-Nutrition to the effect that such sales may then be effected. In no event shall the Blackout Period be greater than any similar period of time during which Agri-Nutrition restricts any of its executive officers, directors and principal shareholders from effecting sales in Agri-Nutrition Common Stock because of the existence of material facts not disclosed or incorporated by reference in any then-effective registration statement and in the prospectus included therein or otherwise not publicly disclosed. Following any public disclosure of such material facts, Agri-Nutrition promptly shall update such registration statement and the prospectus included therein in order to permit the shares of Agri-Nutrition Common Stock to be sold, and the duration of effectiveness of the registration statement hereunder shall be extended by the aggregate number of days during which the Stockholders were instructed to refrain from selling shares of Agri-Nutrition Common Stock during all Blackout Periods.

         (b) Copies of Documents. Furnish to each Stockholder participating in the offering and each underwriter, if any, copies of the registration statement and each amendment and supplement thereto and copies of the prospectus included therein (including each summary, preliminary, final, amended or supplemented prospectus) in conformity with the requirements of the Securities Act and copies of such other documents as each such Stockholder and underwriters, if any, shall reasonably require in order to facilitate the disposition of the Merger Shares, but only while Agri-Nutrition is required under the provisions hereof to keep the registration statement current.


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



         (c) Blue Sky Compliance. Use its best efforts to register or qualify the Merger Shares covered by the registration statement under such other securities or blue sky laws of such jurisdictions in the United States as Agri-Nutrition or the managing underwriter, if any, determine is reasonably necessary to enable each participating Stockholder to consummate the disposition of the Merger Shares owned by it in compliance with the laws of such jurisdiction; provided, however, that in no event shall Agri-Nutrition be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities or blue sky laws of any jurisdiction, or to subject itself to taxation or to any suit (other than suits arising in connection with the sale of Merger Shares) in any jurisdiction where it has not theretofore done so.

         (d) Experts. Furnish to each underwriter  participating in the offering
(i) an opinion of counsel to Agri-Nutrition dated the effective date of such registration statement and the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the effective date of such registration statement and the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on Agri-Nutrition's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's letters delivered to underwriters in underwritten public offerings of securities.

         (e) Material Information. Immediately (i) notify each Stockholder participating in the offering and the managing underwriter, if any, of any event that results in the prospectus included in the registration statement, as then in effect, including any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading, and (ii) amend or supplant such prospectus as may be necessary so that such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and so that such prospectus will comply with applicable law.

         (f) Other Compliance With Law. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

         (g) Transfer Agent and Registrar. Provide a transfer agent and registrar (which may be the same entity) for the Merger Shares.

Section 7.  SUBORDINATION OF REGISTRATION RIGHTS

         Notwithstanding   the  other   provisions   of  this   Agreement,   the
registration rights of the Stockholders set forth in this Agreement shall be subordinate in all respects to the

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



registration rights of holders of Agri-Nutrition securities that were granted to such security holders by Agri-Nutrition prior to the date of this Agreement.

Section 8.  LOCKUP AGREEMENT

          In consideration for Agri-Nutrition agreeing to its obligations under this Agreement, each Stockholder agrees, in connection with any registration of the Merger Shares, upon request of Agri-Nutrition or the underwriters managing any underwritten offering of Agri-Nutrition's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Merger Shares (other than those included in the registration and those sold in a private transaction in which the purchaser agrees to be bound by the terms of this agreement) without the prior written consent of Agri-Nutrition or the underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration statement as Agri-Nutrition or the underwriters may specify. The Stockholders agree that Agri-Nutrition may instruct its transfer agent to place stop-transfer notation in its records to enforce the provisions of this Section 8.

Section 9.  INDEMNIFICATION

         (a) Agri-Nutrition will indemnify each Stockholder whose Merger Shares are included in any registration hereunder and each of its officers, directors, and partners and each person controlling such Stockholders within the meaning of
Section 15 of the Securities Act, and each underwriter, if any, and each of its officers, directors and partners, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions in respect thereof) commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Agri-Nutrition of any rule or regulation promulgated under the Securities Act applicable to Agri-Nutrition and will reimburse each such Stockholder, each of its officers, directors, and partners, and each person controlling such Stockholder, each such underwriter, each of its officers, directors, and partners and each person who controls any such underwriter, for any legal expenses (provided that there shall be no more than one counsel for all Stockholders) and any other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, or action, provided that Agri-Nutrition will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to Agri-Nutrition by such Stockholder or underwriter for use therein.

         (b)  Each  Stockholder   whose  Merger  Shares  are  included  in  such
registration will indemnify Agri-Nutrition, and each of its directors and officers, each underwriter, if any,

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and each of its officers,  directors, and partners, and each person who controls
Agri-Nutrition or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse Agri-Nutrition and such underwriters, directors, officers, partners, or control persons for any legal expenses (provided that there shall be no more that one counsel for all such persons) for any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability, or action, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) resulted from Agri-Nutrition's reliance upon information furnished by such Stockholder.

         (c) Each party entitled to indemnification under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any pending or threatened claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense (which participation shall be at such party's expense unless there are, in the opinion of counsel for such party, actual or potential differing interests between such party and the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party's ability to defend against such claim or litigation is substantially impaired as a result of such failure to give notice.

Section 10.  GENERAL

                  (a) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  If to Agri-Nutrition:

                           Agri-Nutrition Group Limited
                           Riverport Executive Center II
                           13801 Riverport Drive, Suite 111
                           Maryland Heights, Missouri  63043
                                    Attention: Bruce G. Baker, President


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                  with a copy to:

                           Dyer Ellis & Joseph
                           Watergate, Suite 1000
                           600 New Hampshire Avenue, NW
                           Washington, DC  20037
                                    Attention: Linda K. Rosenthal

                  If to a Stockholder, at his or her address as set forth on Exhibit A.

Any party may change its address to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice. Notices provided in accordance with this Section 10 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

                  (b) Assignment. The Stockholders may not assign any of the rights granted to them pursuant to this Agreement without the written consent of Agri-Nutrition.

                  (c) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (d) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Agri-Nutrition and each of the Stockholders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile signature), each of which shall be deemed to be an original, but all of which shall be one and the same document.

                  (f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of law principles.


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




         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first set forth above.


STOCKHOLDERS                                 AGRI-NUTRITION GROUP LIMITED


____________________                         By:
Ramon A. Mulholland                                     Bruce G. Baker
                                                          President

--------------------
Jan A. Mulholland


--------------------
Michael F. Mulholland


--------------------
Rebecca A. Blum


--------------------
Kathleen R. Knatz

                                      Exhibit A


         A copy of any notice to be provided to the Stockholders under the Agreement shall be sent to each Stockholder at the following addresses:

                  Ramon A. Mulholland
                  407 Windemere Circle
                  Wheaton, Illinois 60187

                  Jan A. Mulholland
                  151 Benton Lane
                  Bloomingdale, Illinois 60108

                  Michael F. Mulholland
                  28W770 Calumet Avenue
                  Warrenville, Illinois 60555
\
                  Rebecca A. Blum
                  37480 Avenida Bravura
                  Temecula, California 92592

                  Kathleen R. Knatz
                  3749 Canberra
                  Titusville, Florida 32780

         with a copy to:

                  Huck, Bouma, Martin, Charlton & Bradshaw, P.C.
                  1755 South Naperville Road, Suite 200
                  Wheaton, Illinois  60187
                           Attn: Ralph R. Bouma, Jr., Esq.





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